Exhibit 99.1
Contact:
Victor Chynoweth
Vice President, Finance
949-885-7304
vchynoweth@mti.com
MTI TECHNOLOGY ANNOUNCES FISCAL 2006 SECOND QUARTER
PRELIMINARY FINANCIAL RESULTS
IRVINE, CA, October 11, 2005 — MTI Technology Corporation (Nasdaq/SCM:MTIC) today announced preliminary financial results for the fiscal second quarter ended October 1, 2005.
Based on preliminary and unaudited information available, revenue for the second quarter of fiscal 2006 is expected to be between $30-$33 million, approximately the same as revenue in the second quarter of the prior year, but lower than revenue of $39.3 million for the prior quarter. Orders were particularly weak in Germany, France and the southeastern part of the United States. Management currently believes this weakness reflects delayed customer buying decisions. The company is presently expecting to report an operating loss of $2.5-$3.5 million for the second quarter of fiscal 2006.
“In the past, the summer quarter has typically shown sales order activity loaded towards the end of the quarter. With a strong sales pipeline entering the quarter, we expected to improve results sequentially from the first quarter. However, we experienced a substantial number of customer delays at the end of the quarter. We are presently in the process of closing the books, and so the information presented in this announcement is preliminary. In these circumstances, we wanted to ensure that we communicated promptly the preliminary results. However, we will not be in a position to comment further on the financial results for the second quarter until we announce full second-quarter results,” said Tom Raimondi, president and CEO of MTI.
The results announced today are preliminary and are subject to completion of customary closing and review procedures by management and the company’s independent auditors. The company will hold a conference call when final second quarter 2006 financial results are announced in November.
Adjournment of Annual Meeting
The annual meeting of MTI’s stockholders is scheduled to be held on Thursday, October 13, 2005, to conduct routine matters and act on two proposals relating to the proposed Series B financing as described in the proxy statement dated September 6, 2005. In light of this announcement, the company expects to convene the meeting, but intends to adjourn, without conducting any business, to Tuesday, November 1, 2005, at which time the current proposals, including the Series B financing, will be submitted for stockholder approval. Valid proxies submitted by MTI stockholders prior to the October 13, 2005 meeting will continue to be valid for purposes of the reconvened meeting on November 1, 2005. Stockholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken by following the instructions set forth in the company’s proxy statement. The company intends to mail supplementary proxy materials to stockholders next week.
About MTI Technology
MTI is a leading multi-national provider of professional services and comprehensive data storage solutions for mid to large-size organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole-office data storage and backup initiatives. As a strategic partner of EMC (NYSE:EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently services more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.
MTI is a registered trademark of MTI Technology Corporation.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the company’s expectations relating to second quarter financial results, the causes of reduced revenue, and timing and completion of the company’s annual meeting and the Series B financing. The actual results may differ materially from those described in any forward-looking statement. In particular, actual results for the quarter are being finalized and may change as the company closes its accounts for the quarter. Furthermore, what management believes were delays in orders may not be converted into sales in any future quarter. In addition, the Series B financing is subject to a number of closing conditions, including stockholder approval, and may not be consummated. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, currency movements, evolving technology and the economy and other world events. Other important factors are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 2, 2005. All forward-looking statements speak only as of the date made and MTI undertakes no obligation to update any such statement.